Exhibit 10.5

PLEDGE AND SECURITY AGREEMENT

Dated as of May 6, 2022,

Among

GA 2 (Uncasville CT) LLC,
GA 5 (Sterling MA) LLC,
NLCP 4758 N. Milwaukee IL, LLC,
NLCP 4645 De Soto CA, LLC,
NLCP 2229 Diehl IL, LLC,
NLCP 939 Boston Turnpike MA LLC,
NLCP 520 Shamokin Street PA LLC,
NLCP 156 Lincoln MA, LLC,
NLCP 7 Legion MA, LLC,
NLCP 1 Oak Hill RD MA, LLC, and
GA 3 (Sinking spring PA) LLC,

as Grantors,

and

XXXXXXXXXXXXXXX.,

as Agent

-i-

TABLE OF CONTENTS

(continued)

-ii-

Schedules
Schedule 1	Commercial Tort Claims

Schedule 2	Place of Incorporation, Organizational Numbers, Chief Executive Office and Principal Place of Business; Locations of Records

Schedule 3	Pledged Collateral

Schedule 4	Locations of Equipment and Inventory

Schedule 5	Complete organizational chart

Schedule 6	Required Filings and Recordings; Existing Liens

Schedule 7	Deposit Accounts and Security Accounts

Schedule 8	Real Property and Leased Real Property

-iii-

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of May 6, 2022 (this “Agreement”), among GA 2 (Uncasville CT) LLC, a Delaware limited liability company (“GA 2”), GA 5 (Sterling MA) LLC, a Delaware limited liability company (“Sterling”), NLCP 4758 N. Milwaukee IL, LLC, an Illinois limited liability company (“4758 N. Milwaukee”), NLCP 4645 De Soto CA, LLC, a California limited liability company (“4645 De Soto”), NLCP 2229 Diehl IL, LLC, an Illinois limited liability company (“2229 Diehl”), NLCP 939 Boston Turnpike MA LLC, a Massachusetts limited liability company (“939 Boston Turnpike”), NLCP 520 Shamokin Street PA LLC, a Pennsylvania limited liability company (“520 Shamokin Street”), NLCP 156 Lincoln MA, LLC, a Massachusetts limited liability company (“156 Lincoln”), NLCP 7 Legion MA, LLC, a Massachusetts limited liability company (“7 Legion”), NLCP 1 Oak Hill RD MA, LLC, a Delaware limited liability company (“1 Oak Hill RD”), GA 3 (Sinking spring PA) LLC, a Delaware limited liability company (“GA 3 (Sinking)”, and together with GA 2, Sterling, 4758 N. Milwaukee, 4645 De Soto, 2229 Diehl, 939 Boston Turnpike, 520 Shamokin Street, 156 Lincoln, 7 Legion and 1 Oak Hill RD, hereinafter collectively referred to as the “Grantors”, and each individually as a “Grantor”) and XXXXXXXXXXXXXXX., as agent (in such capacity, the “Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to the Loan and Security Agreement, dated as of May 6, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among NLCP Operating Partnership LP, a Delaware limited partnership (“Company” and together with any other Person that joins the Loan Agreement as a Borrower in accordance with the terms thereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the Lenders from time to time party thereto, XXXXXXXXXXXXXXX, as agent, and the other Loan Documents referred to therein, the Lenders and the other Secured Parties have agreed to make Revolver Loans to Borrowers;

WHEREAS, pursuant to the Guaranty, dated as of May 6, 2022, each Grantor and NewLake Capital Partners, Inc. (“Parent”) have guaranteed the Obligations of Borrowers under the Loan Agreement and the other Loan Documents and will receive direct and indirect benefits from the Revolver Loans made under the Loan Agreement and other Loan Documents;

WHEREAS, the obligations of Lenders to make such Revolver Loans under the Loan Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor;

WHEREAS, to obtain such benefits each Grantor is willing to grant a Lien on the Collateral of such Grantor in favor of Agent for the benefit of the Secured Parties as collateral security for its Obligations as hereinafter provided; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS

Section 1.01    Loan Agreement Definitions and Construction. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Loan Agreement. The rules of construction specified in Sections 1.2 through 1.4 of the Loan Agreement also apply to this Agreement.

Section 1.02    UCC Definitions. All terms defined in the UCC and not defined in this Agreement have the meanings specified therein.

Section 1.03    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning specified in the Loan Agreement.

“Account Debtor” has the meaning specified in the Loan Agreement.

“After-Acquired Intellectual Property” has the meaning specified in Section 5.01(b)(ii) hereto.

“Agent” has the meaning specified in the preamble hereto.

“Chattel Paper” has the meaning specified in Section 9-102(a)(11) of the UCC.

“Collateral” has the meaning specified in Section 3.01.

“Commercial Tort Claim” has the meaning specified in Section 9-102(a)(13) of the UCC.

“Copyright License” means any written agreement, now or hereinafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor, (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Deposit Account” has the meaning specified in Section 9-102(a)(29) of the UCC and includes, without limitation, all such accounts listed on Schedule 7 hereto.

“Deposit Account Control Agreements” has the meaning specified in the Loan Agreement.

“Documents” has the meaning specified in Section 9-102(a)(30) of the UCC.

“Electronic Chattel Paper” has the meaning specified in Section 9-102(a)(31) of the UCC.

“Entitlement Holder” has the meaning specified in Section 8-102(a)(7) of the UCC.

“Equipment” has the meaning specified in Section 9-102(a)(33) of the UCC.

“Equity Interests” has the meaning specified in the Loan Agreement.

“Financial Asset” has the meaning given to such term in Section 8-102(a)(9) of the UCC.

“Fixtures” has the meaning specified in Section 9-102(a)(41) of the UCC.

“General Intangibles” has the meaning specified in Section 9-102(a)(42) of the UCC.

“Goods” has the meaning specified in Section 9-102(a)(44) of the UCC.

“Grantors” has the meaning specified in the preamble hereto.

“Indemnitees” has the meaning specified in the Loan Agreement.

“Instrument” has the meaning specified in the UCC.

“Intellectual Property” means all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Intercompany Note” means a promissory note hereto evidencing Debt for borrowed money of Parent or any of its direct or indirect Subsidiaries to and in favor of any Grantor.

“Inventory” has the meaning specified in Section 9-102(a)(48) of the UCC.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the UCC.

“Loan Agreement” has the meaning specified in the recitals hereto.

“Letter-of-Credit Right” has the meaning specified in Section 9-102(a)(51) of the UCC.

“License” means any Patent License, Trademark License, Copyright License or any other license or agreement under which any Guarantor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Motor Vehicles” means all titled vehicles of any kind (including any trailers and aircraft).

“NewLake Pledged Collateral” means Pledged Collateral, the issuer or account debtor of which is an Obligor or a Subsidiary of an Obligor.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Parent” has the meaning specified in the preamble hereto.

“Patents” means all right, title and interest of any Grantor in and to all of the following, whether now owned or hereafter acquired:

(a)         all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country; and

(b)         all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use, sell and/or offer to sell the inventions disclosed or claimed therein.

“Payment Intangible” has the meaning specified in Section 9-102(a)(61) of the UCC.

“Permitted Liens” has the meaning specified in the Loan Agreement.

“Pledged Collateral” has the meaning specified in Section 2.01.

“Pledged Debt” has the meaning specified in Section 2.01.

“Pledged Equity” has the meaning specified in Section 2.01.

“Pledged Securities” means any promissory notes (including Intercompany Notes), stock certificates or instruments, certificates and other documents representing or evidencing any of the Pledged Debt or Pledged Equity, as the case may be.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the UCC.

“Schedules” means the schedules to this Agreement.

“Schedule Effective Date” means, with respect to any Schedule, the later of the Closing Date and the most recent update to such Schedule provided by the Grantors pursuant to Section 5.01(l).

“Securities” has the meaning specified in Section 8-102(a)(15) of the UCC.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC and includes, without limitation, all such accounts listed on Schedule 7 hereto.

“Securities Intermediary” has the meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlements” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Security Interest” has the meaning specified in Section 3.01.

“Software” has the meaning specified in Section 9-102(a)(76) of the UCC.

“Supporting Obligation” has the meaning specified in Section 9-102(a)(78) of the UCC.

“Tangible Chattel Paper” has the meaning specified in Section 9-102(a)(79) of the UCC.

“Termination Date” means for all Obligors, the date on which Full Payment of the Obligations occurs.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now or hereafter owned by any Grantor, (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II
PLEDGED COLLATERAL

Section 2.01    Pledged Collateral. The Collateral pledged by each Grantor under this Agreement shall include all of such Grantor’s right, title and interest in, to and under the following Equity Interests and Debt now owned or hereafter acquired by such Grantor (collectively, the “Pledged Collateral”):

(a)    Pledged Equity. (i) The shares of capital stock, membership interests, limited partnership interests and other Equity Interests in any Person owned by such Grantor on the Closing Date and listed opposite the name of such Grantor on Schedule 3 and (ii) any other Equity Interests of any Person obtained in the future by such Grantor (collectively, the “Pledged Equity”).

(b)    Pledged Debt. (i) The promissory notes (including Intercompany Notes) and debt securities of any other Person owned by such Grantor on the Closing Date and the loans and advances for money borrowed made by such Grantor to any other Person which are outstanding on the Closing Date, in each case, which are listed opposite the name of such Grantor on Schedule 3, (ii) any promissory notes (including Intercompany Notes), debt securities, and loans or advances for money borrowed in the future issued to or owed to such Grantor by any other Person, and (iii) the promissory notes (including Intercompany Notes) and any other instruments as may hereafter be issued to evidence such loans or advances for money borrowed (collectively, the “Pledged Debt”); provided, however, that the Pledged Debt of any Grantor shall exclude any Intercompany Note evidencing a loan or other extension of credit by a Grantor to any Foreign Subsidiary.

(c)    Distributions. Subject to Section 2.04, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the items referred to in clauses (a) and (b) above.

(d)    Proceeds. All Proceeds of any of the foregoing.

Section 2.02    Agreements of Grantors.

(a)    Acknowledgment and Confirmation of Grantors. Each Grantor that is the issuer of any Pledged Equity owned by any other Grantor, hereby (i) acknowledges the security interest of Agent in such Pledged Equity granted by such other Grantor hereunder, (ii) confirms that it has not received notice of any other Lien (except Permitted Liens) as of the Closing Date in such Pledged Equity (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Grantor that owns such Pledged Equity and the Agent), (iii) agrees that following the occurrence and during the continuance of an Event of Default, it will comply with the instructions with respect to such Pledged Equity originated by Agent without further consent of the Grantor that owns such Pledged Equity and (iv) otherwise agrees that it will be bound by the terms of this Agreement relating to the Pledged Collateral issued by it.

(b)    Partnerships and Limited Liability Companies. In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by applicable Organic Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Equity in such partnership, limited liability company or other entity, and upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Equity to Agent or its nominee and to the substitution of Agent or its nominee as the substituted partner or member in such limited partnership, limited liability company or other entity with all rights, powers and duties of a partner or a general partner or a limited member, as the case may be.

Section 2.03   Representations, Warranties and Covenants with respect to Pledged Collateral. Grantors represent, warrant and covenant to and with Agent, for the benefit of the Secured Parties on the date such Grantor becomes a party hereto and on any date thereafter on which representations or warranties are made under the Loan Agreement that:

(a)    Pledged Collateral. Schedule 3 correctly sets forth for each Grantor on and as of the Closing Date (i) the percentage of the issued and outstanding Equity Interests of each class of any other Person directly owned by such Grantor (and the aggregate outstanding Equity Interests of such class of such issuer), (ii) all Debt for borrowed money of any other Person and all other Debt evidenced by a promissory note or debt security issued by any other Person which is payable or due to such Grantor; provided, however, that for each class of Equity Interests with voting power of any Foreign Subsidiary which is owned directly by such Grantor, Schedule 3 identifies only 65% of the aggregate outstanding Equity Interests of such class of such Foreign Subsidiary (or any lesser percentage of the aggregate outstanding Equity Interests of such issuer of such class owned directly by such Grantor).

(b)    Due Authorization and Issuance. All Pledged Equity and Pledged Debt issued by any Subsidiary or Affiliate of Borrower to any Grantor has been, and to the extent that any such Pledged Equity or Pledged Debt is hereafter issued, such Pledged Equity or Pledged Debt will be, upon such issuance, duly and validly issued by such issuer and (i) in the case of such Pledged Equity, is fully paid and nonassessable and (ii) in the case of such Pledged Debt, is the legal, valid and binding obligation of such issuer.

(c)    Title. Each Grantor (i) is the owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 3 as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than the Security Interest created by this Agreement, Permitted Liens and other assignments and transfers permitted pursuant to the Loan Agreement, and (iv) will defend its title or interest hereto or therein against any and all Liens (other than the Security Interest created by this Agreement and other Permitted Liens), however arising, of all Persons.

(d)    Transferability of Pledged Collateral. Except for (i) restrictions and limitations imposed by the Loan Documents or securities laws generally and (ii) consents required and obtained in connection herewith, the NewLake Pledged Collateral is and will continue to be freely transferable and assignable, and none of the NewLake Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, provision of any Organic Document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such NewLake Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by Agent of rights and remedies hereunder.

(e)    Validity of Security Interest. The Security Interest in the Pledged Collateral is a valid and perfected lien, subject to Permitted Liens, upon and security interest in all Pledged Collateral of such Grantor as security for the payment and performance of the Obligations of such Grantor.

(f)    No Violation. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Equity pledged by it.

(g)    No Defaults. No Pledged Equity is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and on and as of the Closing Date, there are no certificates, instruments, documents or other writings (other than the Organic Documents and certificates (if any) delivered to the Agent) which evidence any Pledged Equity of such Grantor.

(h)    Notices. Each Grantor agrees to (i) furnish to Agent such information and reports regarding the Pledged Equity and any such Pledged Collateral as Agent may reasonably request, and (ii) upon the reasonable request of Agent, make to any other party to the Pledged Equity or any other contract or agreement included in the Pledged Collateral such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(i)    No Termination or Modifications (Pledged Equity). No Grantor of a Pledged Equity shall, except as otherwise permitted by the Loan Agreement: (i) cancel or terminate any Pledged Equity or any contract or agreement governing such Pledged Equity to which it is a party or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify any such or any such contract or agreement or give any consent, waiver, or approval thereunder if such amendment or other modification could reasonably be expected to impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of Agent; (iii) waive any default under or breach of any such Pledged Equity or any such other contract or agreement if wavier could reasonably be expected to impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of Agent (other than consents, waivers or approvals that are deemed given without any action on the part of such Grantor); or (iv) take any other action in connection with any such Pledged Equity or any such other contract or agreement the taking or omission of which could reasonably be expected to impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of Agent.

Section 2.04    Voting Rights; Dividends and Interest, etc.

(a)    Unless an Event of Default shall have occurred and be continuing:

(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Loan Agreement and the other Loan Documents; provided, that such rights and powers shall not be exercised in any manner that could reasonably be expected to have a Material Adverse Effect.

(ii)    Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of a Grantor and at the sole cost and expense of Grantors, from time to time execute and deliver or cause to be executed and delivered to such Grantor, all such instruments as Grantor may reasonably request in order to permit such Grantor to exercise the voting and/or other rights that it is entitled to exercise pursuant to subparagraph (i) above.

(iii)    Each Grantor shall be entitled to receive, retain, and to utilize free and clear of any Lien hereof, any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral but only if and to the extent that such dividends, interest, principal and other distributions are not otherwise prohibited by the terms and conditions of the Loan Agreement, the other Loan Documents and Applicable Laws; provided, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for any Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of Agent and shall be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)    Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.04 shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.04 shall be held in trust for the benefit of Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Agent pursuant to the provisions of this subsection (b) shall be retained by Agent in an account to be established by Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of the Loan Agreement. If after the occurrence of an Event of Default, such Event of Default shall have been waived pursuant to Section 14.1 of the Loan Agreement, each Grantor will again have the right to receive and retain dividends, interest, principal or other distributions that such Grantor would be entitled to receive pursuant to the terms of paragraph (a)(iii) of this Section 2.04.

(c)    Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.04, and the obligations of Agent under paragraph (a)(ii) of this Section 2.04, shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and each Grantor shall promptly deliver to Agent such proxies and other documents as may be necessary to allow Agent to exercise such voting power. If after the occurrence of an Event of Default, such Event of Default shall have been waived pursuant to Section 14.1 of the Loan Agreement, each Grantor will again have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

Section 2.05    No Default. No Event of Default exists.

ARTICLE III
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01    The Security Interests

. Each Grantor hereby collaterally assigns (except with respect to intent-to-use trademark applications, if any) and pledges to Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance in full of the Obligations of such Grantor, a security interest (the “Security Interest”) in all right, title and interest of such Grantor in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)    all Accounts;

(b)    all Chattel Paper, including Electronic Chattel Paper;

(c)    all Commercial Tort Claims of such Grantor, including those described in Schedule 1 hereto in respect of such Grantor;

(d)    all Deposit Accounts and Securities Accounts, including all cash, marketable securities, Security Entitlements, Financial Assets and other funds held in or on deposit in any of the foregoing;

(e)    all Documents;

(f)    all General Intangibles, including Intellectual Property;

(g)    all Goods, including Inventory, Equipment, and Fixtures, but excluding Motor Vehicles;

(h)    all Instruments, including all Pledged Securities;

(i)    all Investment Property;

(j)    all Pledged Collateral;

(k)    all letters of credit under which such Grantor is the beneficiary and Letter of Credit Rights;

(l)    all Supporting Obligations;

(m)    all cash and cash equivalents or monies, whether or not in the possession or under the control of Agent, a Secured Party, or a bailee or Affiliate of Agent or a Secured Party, including any Cash Collateral;

(n)    all other personal property whatsoever of such Grantor;

(o)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the Collateral;

(p)    all Proceeds (cash and non-cash), all accessions to and substitutions for, and all replacements and products of the foregoing and all offsprings, rent profits and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing; and

(q)    all other assets, properties and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, any Grantor, Agent or any other Secured Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

provided, however, that notwithstanding anything to the contrary in clauses (a) through (q) above:

(i)    any General Intangible, License, Chattel Paper or Instrument which by its terms prohibits the creation of a security interest therein (whether by assignment or otherwise) shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral of such Grantor, except to the extent that (but subject to the limitations of) Sections 9-406(d), 9-407(a) or 9-408 of the UCC are effective to render any such prohibition ineffective; provided, however, that if any General Intangible, License, Chattel Paper, Instrument or Account included in the Collateral contains any term restricting or requiring the consent of any Person (other than a Grantor) obligated thereon to any exercise of remedies hereunder in respect of the Security Interest therein granted under this Section 3.01, then the enforcement of such Security Interest under this Agreement shall be subject to obtaining consent thereto (but such provision shall not limit the creation, attachment or perfection of the Security Interest hereunder);

(ii)    any permit, lease, license (including any License) or franchise shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, only to the extent any Law applicable thereto is effective to prohibit the creation of a Security Interest therein;

(iii)    any Equipment (including any Software incorporated herein) owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease permitted to be incurred pursuant to the provisions of the Loan Agreement shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease) validly prohibits the creation of any other Lien on such Collateral;

(iv)    any “intent-to-use” trademark application for registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a Lien therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark application under applicable federal law;

(v)    the Collateral shall not include more than 65% of the aggregate issued and outstanding voting equity interests of any Foreign Subsidiary or any assets of any Foreign Subsidiary.

With respect to property described in clauses (i) through (v) above to the extent not included in the Collateral of such Grantor (the “Excluded Property”), such property shall constitute Excluded Property only to the extent and for so long as the creation of a Lien on such property in favor of Agent is, and remains, validly prohibited, and upon termination of such prohibition (however occurring), such property shall cease to constitute Excluded Property and a Lien shall attach immediately at such time as the condition causing such restriction shall be remedied or is otherwise not in existence. Grantors may be required from time to time at the request of Agent to give written notice to Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such property constitutes Excluded Property) and to provide Agent with such other information regarding the Excluded Property as Agent may reasonably request.

Section 3.02    Filing Authorization.

(a)    Each Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) if such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes the Collateral as “all assets” or “all property.” Each Grantor agrees to provide such information to Agent promptly upon request.

Section 3.03    Continuing Security Interest; Transfer of Credit Extensions. This Agreement shall create a continuing security interest in the Collateral of each Grantor and shall remain in full force and effect with respect to each Grantor until the Termination Date for such Grantor, be binding upon each Grantor, its successors, transferees and assigns, and inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and each other Secured Party. Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer (in whole or in part) any Revolver Loan held by it to any other Person pursuant to and in accordance with Section 13.1 of the Loan Agreement, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 13 of the Loan Agreement.

Section 3.04    Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a)    each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, except to the extent the failure to so perform could not reasonably be expected to have a Material Adverse Effect,

(b)    each Grantor will comply with the covenants applicable to such Grantor set forth in Section 10 of the Loan Agreement,

(c)    the exercise by Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

(d)    neither Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 3.05    Security Interest Absolute. All rights of Agent and the security interests granted to Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of any of the following conditions, occurrences or events:

(a)    any lack of validity or enforceability of any Loan Document;

(b)    the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against Parent, any Borrower, any other Grantor or any other Person under the provisions of any Loan Document or otherwise or to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligation;

(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation, including any increase in the Obligations resulting from the extension of additional credit to any Grantor or any other obligor or otherwise;

(d)    any reduction, limitation, impairment or termination of any Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense (other than the defense of Full Payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation or otherwise;

(e)    any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

(f)    any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or

(g)    any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Parent, any Borrower, any other Grantor or otherwise, other than the defense of Full Payment.

Section 3.06    Waiver of Subrogation. Until the Termination Date, no Grantor shall exercise any claim or other rights which it may now or hereafter acquire against any other Grantor that arises from the existence, payment, performance or enforcement of such Grantor’s Obligations under this Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy against any other Grantor or any collateral which Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Grantor, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid for the benefit of the Secured Parties, and shall forthwith be paid to Agent to be credited and applied upon the Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Loan Documents and that the agreement set forth in this Section 3.06 is knowingly made in contemplation of such benefits.

Section 3.07    Release; Termination.

(a)    Upon any sale, transfer or other disposition of any item of Collateral of any Grantor in accordance with Section 10.2.6 of the Loan Agreement or pursuant to any other provision of this Agreement or any other Loan Document that expressly requires Agent to release its Liens on Collateral, Agent will, at such Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such Collateral from the assignment and security interest granted hereby; provided, however, in the case of a release requested in connection with any sale, transfer or other disposition, that (i) at the time of such request and release, no Default shall have occurred and be continuing and no Default will occur as a result thereof, (ii) such Grantor shall have delivered to Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by Agent (which release shall be in form and substance reasonably satisfactory to Agent) and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as Agent (or the Required Lenders through Agent) may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 5 of the Loan Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, Agent when and as required under Section 5 of the Loan Agreement.

(b)    Upon the Termination Date for any Grantor, the pledge, assignment and security interest granted by such Grantor hereunder shall automatically terminate and all rights to the Collateral of such Grantor shall revert to such Grantor. Upon any such termination, Agent will, at the applicable Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and deliver to such Grantor all Pledged Securities, Instruments, Tangible Chattel Paper and negotiable documents representing or evidencing the Collateral of such Grantor then held by Agent.

ARTICLE IV
PERFECTION OF SECURITY INTERESTS;
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to Agent and the Secured Parties on the date such Grantor becomes a party hereto and on any date thereafter on which representations or warranties are made under the Loan Agreement that:

Section 4.01    Perfection of Security Interest.

(a)    UCC Filings. UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations reasonably requested by Agent containing a description of the Collateral have been prepared based upon the information provided to Agent in Schedule 6 hereto and have been delivered to Agent for filing in each governmental office specified in Schedule 6 hereto, and constitute all the filings, recordings and registrations that are necessary to publish notice of and to establish a valid and perfected security interest in favor of Agent (for the ratable benefit of the Secured Parties) in Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as follows:

(i)    filings, recordings and/or registrations with respect to Real Estate assets excluded from the scope of UCC Article 9 pursuant to UCC Section 9-109;

(ii)    filings, recordings and/or registrations required under applicable Federal or state statutes in order to establish a valid and perfected security interest in any claims against any Governmental Authority; and

(iii)    continuation statements required by UCC Section 9-515.

(b)    Schedules. The Schedules hereto have been duly prepared and completed and are correct and complete and as of the date hereof:

(i)    Schedule 1 sets forth a true and complete list of all Commercial Tort Claims of each Grantor as of the most recent Schedule Effective Date;

(ii)    Schedule 2 sets forth a true and complete list of the exact legal name, jurisdiction of organization, federal and state (if applicable) organizational numbers, chief executive office, principal place(s) of business, locations of records of each Grantor, as well as any prior legal names, jurisdictions of formation or locations within the past 5 years of each such Grantor;

(iii)    Schedule 3 sets forth a true and complete list of all Pledged Equity and Pledged Debt of each Grantor in accordance with Section 2.01 as of the most recent Schedule Effective Date;

(iv)    Schedule 4 sets forth a true and complete list of locations of all Equipment and Inventory (other than Inventory in transit) of each Grantor, other than Equipment and Inventory located outside the United States of America as of the most recent Schedule Effective Date;

(v)    Schedule 5 sets forth a complete organizational chart of Parent including all of the Grantors as of the most recent Schedule Effective Date;

(vi)    Schedule 6 sets forth a true and complete list of all the filings, including governmental offices, in which UCC filings should be made in accordance with Section 4.01(a) and all existing liens of each Grantor as of the most recent Schedule Effective Date;

(vii)    Schedule 7 sets forth a true and complete list of all Deposit Accounts and Securities Accounts of each Grantor as of the most recent Schedule Effective Date; and

(viii)    Schedule 8 sets forth a true and complete list of all owned real property of each Grantor and all domestic real property leases under which any Grantor is a lessee or lessor as of the most recent Schedule Effective Date.

(c)    Deposit Accounts. Each Grantor shall enter into a Deposit Account Control Agreement with each depositary bank with which such Grantor from time to time opens or maintains a Deposit Account (other than Deposit Accounts used exclusively for payroll, payroll taxes or withholding taxes, employee benefits, or worker’s compensation) to cause the depositary bank to agree to comply at any time with instructions from Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other Person, pursuant to such Deposit Account Control Agreement. Agent agrees with each Grantor that Agent shall not give any such instructions pursuant to any Deposit Account Control Agreement, unless an Event of Default has occurred. No Grantor shall grant control of any Deposit Account to any Person other than Agent.

(d)    Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim that it intends to pursue (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $250,000), such Grantor, by itself or through Parent, shall promptly notify Agent thereof.

Section 4.02    Representations and Warranties.

(a)    Validity of Security Interest. The Security Interest granted by each Grantor constitutes (i) a legal and valid security interest in the Collateral of such Grantor securing the payment and performance of the Obligations of such Grantor and (ii) subject to the filings described in Section 4.01(a) hereof, a perfected security interest in the Collateral (other than as provided in such Section) in which a security interest may be perfected under Article 9 of the UCC by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions.

(b)    Other Financing Statements. The Collateral is owned or leased by Grantors free and clear of any Lien, other than Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other Applicable Law covering any Collateral, other than in respect of Permitted Liens or (ii) any assignment (except as otherwise permitted under Section 10.2.6 of the Loan Agreement) in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

ARTICLE V
COVENANTS

Each Grantor covenants and agrees with Agent that until the Termination Date, each Grantor will comply with the following:

Section 5.01    Perfection of Security Interests.

(a)    Change of Name. Each Grantor agrees not to effect or permit any change pursuant to Section 10.2.9(b) or (c) of the Loan Agreement (a) unless all filings have been made under the applicable UCC or otherwise that are required in order for Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject to Permitted Liens and except as provided in Section 4.01 hereof.

(b)    Maintenance of Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it in accordance with reasonably prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, and, at such time or times as Agent may reasonably request in respect of any material portion of any Collateral, to prepare and deliver to Agent a schedule or schedules in form and detail reasonably satisfactory to Agent showing the identity, amount and location of any and all Collateral specified in any such request.

(c)    Certain After-Acquired Collateral.

(i)    If, after the Closing Date, any Grantor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Investment Property or Letter-of-Credit Rights, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Collateral shall automatically become part of the Collateral, subject to the terms and conditions of this Agreement. Within 45 days after each Fiscal Quarter (and 60 days after the last Fiscal Quarter in a Fiscal Year) the relevant Grantor shall take such actions as Agent deems appropriate and requests in order to effect Agent’s duly perfected Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.

(ii)    If, after the Closing Date, any Grantor obtains any interest in any Collateral consisting of Intellectual Property (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby shall automatically become part of the Collateral, subject to the terms and conditions of this Agreement. Within 90 days after the end of each calendar year (or such longer period as to which Agent may consent), the relevant Grantor shall sign and deliver to Agent an intellectual property security agreement (in a form reasonably acceptable to Agent) with respect to all applicable United States federally registered (or application for United States federally registered), and any foreign equivalent of the foregoing where applicable, After-Acquired Intellectual Property owned by it as of the last day of applicable calendar year, to the extent that such Intellectual Property becomes part of the Collateral and to the extent that it is not covered by any previous intellectual property security agreement so signed and delivered by it.

(d)    Further Assurances. Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to all material Collateral against all Persons and to defend the Security Interest of Agent in all material Collateral and the priority thereof against any Lien not expressly permitted to be prior to the Security Interest pursuant to Section 10.2.2 of the Loan Agreement.

(e)    Preserving Security Interest. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(f)    Insurance. Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment that is compliant with the requirements of Section 10.17 of the Loan Agreement.

(g)    Inspection Rights. Subject to the requirements and limitations set forth in Section 10.1.1 of the Loan Agreement (including without limitation as to qualifications and limitations on reimbursement of expenses), Agent and such Persons as Agent may reasonably designate shall have the right, at Grantors’ cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, to discuss Grantors’ affairs with the officers of Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral. Subject to Section 14.12 of the Loan Agreement, Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(h)    Payment of Taxes. At its option, Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Liens), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Loan Agreement or this Agreement, and Grantors agree to reimburse Agent on demand for any payment made or any reasonable expense incurred by Agent pursuant to the foregoing authorization and shall be additional Obligations secured hereby; provided, however, that nothing in this Section 5.01(h) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(i)    Equipment and Inventory. Each Grantor hereby agrees that it shall keep all the Equipment and Inventory (other than (i) Inventory sold in the ordinary course of business or in transit and (ii) Equipment and Inventory located outside the United States of America) at the locations set forth on Schedule 2 unless such Grantor has given at least 10 days’ notice to Agent of another location; provided, that Grantors may make sales or other dispositions of Collateral that are permitted under Section 10.2.6 of the Loan Agreement.

(j)    Liens. Each Grantor agrees that it shall not and will not create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except for Permitted Liens.

(k)    Federal, State or Municipal Claims. Each Grantor will notify the Agent of any Collateral that constitutes a claim against the United States government or any other Governmental Authority, the assignment of which claim is restricted by Law.

(l)    Updating of Schedules. Each Grantor will provide to the Agent, concurrently with the delivery of each Compliance Certificate delivered concurrently with the financial statements under Section 10.1.2(a) of the Loan Agreement, updated versions, as necessary, of the Schedules. Each Grantor, in its discretion, may also from time to time provide additional updates to the Schedules. Updated versions of Schedules shall replace the prior versions thereof. For the avoidance of doubt, the receipt of updated Schedules by the Agent shall not be deemed to permit any action prohibited hereunder or waive any provision hereof.

ARTICLE VI
EVENTS OF DEFAULT

Section 6.01    Events of Default. The occurrence of any one or more of the following events is an “Event of Default”:

(a)    Any Grantor breaches any provision of Article V and

(b)    Any “Event of Default” as defined in the Loan Agreement.

ARTICLE VII
REMEDIES; RIGHTS UPON DEFAULT

Section 7.01    Remedies upon Default.

(a)    Delivery of Collateral; Other Actions. Upon the occurrence and during the continuance of an Event of Default, Agent may in its discretion (and shall upon written direction of the Required Lenders) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Grantors to assemble Collateral, at Grantors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Grantor, Grantors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Grantor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Grantor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

Section 7.02    Grant of License to Use Intellectual Property. Subject to the provisions of the Loan Agreement and any Licenses or other agreements with third parties that have been or may be entered into by any Grantor, for the purpose of enabling Agent to exercise rights and remedies under this Agreement at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent an irrevocable, non-exclusive license for the term of this Agreement (exercisable without payment of royalty or other compensation to Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by Agent may be exercised, at the option of Agent, only upon the occurrence and during the continuation of an Event of Default; provided, that any license, sublicense or other transaction entered into by Agent in accordance herewith shall be binding upon Grantors notwithstanding any subsequent cure of an Event of Default.

Section 7.03    Expenses; Indemnification.

(a)    Expenses. Each Grantor shall pay Extraordinary Expenses and any other expenses or costs set forth in Section 3.4 of the Loan Agreement incurred in connection with this Agreement and the other Loan Documents to which it is party to the extent provided in Section 3.4 of the Loan Agreement, which is incorporated by reference herein mutatis mutandis and made applicable to the Guarantors.

(b)    Indemnity. EACH GRANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such indemnitee.

(c)    Survival. The obligations and agreements of Grantors in this Section 7.03 shall survive the Termination Date and the repayment, satisfaction and discharge of the Obligations.

ARTICLE VIII
MISCELLANEOUS

Section 8.01    Notices. All notices and other communications provided for hereunder shall be made in accordance with Section 21 of the Guaranty.

Section 8.02    Amendments, etc.; Additional Grantors; Successors and Assigns.

(a)    No provision of this Agreement may be amended or waived except in writing in accordance with Section 14 of the Loan Agreement. Section 11.5 of the Loan Agreement applies to this Agreement, which is hereby incorporated herein by reference mutatis mutandis.

(b)    This Agreement shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of Agent and each other Secured Party and their respective successors, transferees and permitted assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of Agent.

Section 8.03    Surival of Agreement. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING SURVIVAL, SEVERABILITY, CUMULATIVE EFFECT, EXECUTION, INTEGRATION, CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, JUDICIAL REFERENCE AND NO ORAL AGREEMENTS SET FORTH IN THE LAST SENTENCE OF SECTION 4.6 AND SECTIONS 14.6, 14.7, 14.8, 14.9, 14.13, 14.14, 14.15 AND 14.17 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

Section 8.04    Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Revolver Loans regardless of any investigation made by any Lender or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect until the Termination Date for such Grantor or any earlier release of such Grantor hereunder pursuant to Section 3.07(b) hereof.

Section 8.05    Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 8.05. At any time following the occurrence and during the continuance of an Event of Default, Agent, or Agent’s designee, may, without notice and in either its or a Grantor’s name, but at the cost and expense of Grantors, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Grantor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Grantor’s obligations under the Loan Documents.

Section 8.06    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.07    Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property covered by such Mortgage, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 8.08    Conflicts with Loan Agreement. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any of the terms and provisions of the Loan Agreement, on the other hand, then the terms and provisions of the Loan Agreement shall control.

Section 8.09    No Waiver; Remedies. No failure or delay by Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. Without limiting the generality of the foregoing, the making of a Revolver Loan shall not be construed as a waiver of any Default, regardless of whether Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances.

Section 8.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

GA 2 (UNCASVILLE CT) LLC,
as Grantor,

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

GA 5 (STERLING MA) LLC,
as Grantor,

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 4758 N. MILWAUKEE IL, LLC,
as Grantor

By:	NLCP Operating Partnership LP, its sole
member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 4645 DE SOTO CA, LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 2229 DIEHL IL, LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 939 BOSTON TURNPIKE MA LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 520 SHAMOKIN STREET PA LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 156 LINCOLN MA, LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 7 LEGION MA, LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

NLCP 1 OAK HILL RD MA, LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

GA 3 (SINKING SPRING PA) LLC,
as Grantor

By:	NLCP Operating Partnership LP,
its sole member

By:	NewLake Capital Partners, Inc.,
its general partner

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

XXXXXXXXXXXXXXX
as Agent

By:	XXXXXXXXXXXXXXX
Name:	XXXXXXXXXXXXXXX
Title:	XXXXXXXXXXXXXXX